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EXHIBIT 4.8



12% NONCUMULATIVE PERPETUAL                                    SEE REVERSE FOR
PREFERRED STOCK, SERIES B                                    CERTAIN DEFINITIONS



                                Astoria Financial
                                   Corporation
                                                                          SHARES
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies That


is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF 12% NONCUMULATIVE PERPETUAL, PREFERRED STOCK, SERIES B, $1.00 PAR VALUE PER SHARE, OF

    ASTORIA FINANCIAL CORPORATION (the "Corporation"), a corporation formed under the laws of the State of Delaware. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record thereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. Such shares are not insured by the Federal Deposit Insurance Corporation or any other governmental entity. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
    In Witness Thereof, Astoria Financial Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

COUNTERSIGNED AND REGISTERED:
                  CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                           (New York, New York)
Transfer Agent and Registrar     Chairman, President and Chief Executive Officer
By


Authorized Signature                                                   Secretary
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                          ASTORIA FINANCIAL CORPORATION

    The shares represented by this certificate are subject to all of the provisions of the Certificate of Incorporation and By-Laws of Astoria Financial Corporation (the "Corporation") as from time to time amended (copies of which are on file at the Corporation's administrative office), to all of which the holder by acceptance hereof assents.
    The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued by the Corporation, the designation, relative rights, preferences and limitations of each series of preferred stock so far as the same have been fixed and a statement of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series of preferred stock.
    The Certificate of Incorporation and By-Laws contain provisions which require the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class to approve certain business combinations and other transactions and to amend certain provisions of the Certificate of Incorporation.

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__________________________________________________________________________________________________________________


    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
        TEN COM-  as tenants in common                       UNIF GIFT MIN ACT- __________ Custodian_____________
        TEN ENT-  as tenants by the entireties                                   (Cust)                (Minor)
        JT TEN-   as joint tenants with                                         under Uniform Gift to Minors
                  right of survivorship and                                     Act __________________________
                  not as tenants in common

                      Additional abbreviations may also be used though not in the above list.

    For Value received, ____________________________________________________ hereby sell, assign and transfer unto
 PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________

                 PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

__________________________________________________________________________________________________________________
____________________________________________________________________________________________________________Shares

of the common stock represented by the within certificate, and do hereby irrevocably constitute and appoint ______

____________________________________________________________________________________ Attorney to
transfer the said Stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, _______________________      X____________________________________________________________________________

                                         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.


SIGNATURE GUARANTEED:_______________________________________________________

                                       THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION.
                                       (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
                                       MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT
                                       TO S.E.C. RULE 17Ad-15.
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